Discovery Laboratories, Inc.

Power-of-Attorney

Doylestown, Pennsylvania

KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints each of David L. Lopez, C.P.A., Esq., and Cynthia Davis, or any of them, each authorized to act alone or to act in concert with any one or more of the others, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person in his or her name, place and stead, in any and all capacities, in connection with any document required to be filed by the undersigned with the Securities and Exchange Commission (the "Commission") under Section 16 ("Section 16") of the Securities and Exchange Act of 1934, or any of the rules and regulation promulgated thereunder, including, but not limited to, Form 3s, Form 4s, Form 5s and Form IDs, specifically with respect to Discovery Laboratories, Inc., including, without limiting the generality of the foregoing, to sign any document filed with the Commission pursuant to Section 16 in the name and on behalf of the undersigned, and any and all amendments or supplements to any such filing, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone or in concert with any one or more of the others, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, including, but not limited to, the power to designate their substitute or substitutes, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  The authorization and designation hereunder of said attorneys-in-fact and agents, and their substitute or substitutes, shall continue in full force and effect until the undersigned is no longer required to file reports pursuant to Section 16 in connection with his or her beneficial ownership of, or transactions in, securities of Discovery Laboratories, Inc., unless earlier revoked in writing by prior notice to Discovery Laboratories, Inc., and each of the named attorneys-in-fact (care of Discovery Laboratories, Inc.).  The undersigned acknowledges that neither said attorneys-in-fact or agents nor Discovery Laboratories, Inc., are assuming any of the undersigned's responsibilities to comply with Section 16.  The undersigned hereby knowingly waives, releases and discharges any statutory or other rights with respect to, any fiduciary duties that may be imputed to any one or more of the attorneys-in-fact or agents in connection with, relating to or arising out of the power-of-attorney.

Date: September 13, 2002                                                                    /s/ Marvin E. Rosenthale